UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 30, 2015
Date of Report (Date of Earliest Event Reported):

ABAXIS, INC.
(Exact name of registrant as specified in its charter)

California	000-19720	77-0213001
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3240 Whipple Road
Union City, CA 94587
(Address of principal executive offices, including zip code)

(510) 675-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The information in this Item 2.02, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or the Exchange Act, or otherwise subject to the liabilities of that Section.  The information in this Item 2.02 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

On April 30, 2015, Abaxis, Inc. announced its financial results for the fourth quarter and fiscal year ended March 31, 2015 and certain other information.  In the fourth quarter of fiscal 2015, Abaxis sold substantially all of the assets of its Abaxis Veterinary Reference Laboratories business, which is reported as discontinued operations.  A copy of Abaxis’ press release announcing these financial results, consolidated and certain financial information for the fiscal year ended March 31, 2015 and for each quarter in the period then ended to reflect the reclassification of the AVRL business unit as discontinued operations, is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01	Other Events.

Abaxis today announced that its Board of Directors declared an increase in the quarterly dividend from $0.10 to $0.11 per common share, to be paid on June 18, 2015, to all shareholders of record as of the close of business on June 4, 2015.  This represents a 10% increase compared to the prior quarterly dividend.  A copy of the Company’s press release announcing the dividend is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated April 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 30, 2015

Abaxis, Inc.

By:	/s/ Alberto R. Santa Ines
Alberto R. Santa Ines
Vice President, Finance and Chief Financial Officer

Abaxis, Inc.

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated April 30, 2015